Exhibit 99.1

Adesto® Announces Expiration of Hart-Scott-Rodino Waiting Period
for Proposed Transaction with Dialog Semiconductor

Santa Clara, Calif., — April 14, 2020 — Adesto Technologies Corporation (NASDAQ: IOTS), a leading provider of innovative application-specific semiconductors and embedded systems for the IoT, announced expiration of the required waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR Act”) in connection with the previously announced acquisition of Adesto by Dialog Semiconductor plc (XETRA:DLG).

Under the terms of the definitive agreement announced on February 20, 2020, Dialog will acquire all outstanding shares of Adesto for $12.55 per share in cash, or for approximately $500 million enterprise value. Both Adesto and Dialog have proven track records of successfully completing acquisitions and believe this transaction will generate greater value for customers and stockholders of both companies.

The transaction, which is expected to close in the third quarter of 2020, remains subject to Adesto shareholder approval as well as customary closing conditions and receipt of required regulatory approvals, including approval from the Committee on Foreign Investment in the United States (“CFIUS”).

About Adesto Technologies Corp.

Adesto Technologies Corporation (NASDAQ: IOTS) is a leading provider of innovative application-specific semiconductors and embedded systems for the IoT. The company’s technology is used by more than 5,000 customers worldwide who are creating differentiated solutions across industrial, consumer, medical and communications markets. With its growing portfolio of high-value technologies, Adesto is helping its customers usher in the era of the Internet of Things. See: www.adestotech.com.

Forward-Looking Statements

This press release contains “forward-looking” statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve risks and uncertainties. In some cases, you can identify these forward-looking statements by the use of terms such as “expect,” “will,” “continue,” or similar expressions, and variations or negatives of these words, but the absence of these words does not mean that a statement is not forward-looking. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including, but not limited to: any statements regarding the expected timing of the completion of the transaction and the benefits of the transaction; the ability of Dialog Semiconductor plc (“Dialog”) and Adesto Technologies Corporation (“Adesto”) to complete the proposed transaction considering the various conditions to the transaction, some of which are outside the parties’ control, including those conditions related to regulatory approvals; any other statements of expectation or belief; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are inherently uncertain, and are based on information available to Adesto as of the date hereof and current expectations, forecasts, estimates, and assumptions. A number of important factors and uncertainties could cause actual results or events to differ materially from those described in these forward-looking statements, including without limitation: the failure to satisfy or waive any of the conditions to the consummation of the proposed transaction, including the adoption of the Merger Agreement by Adesto’s stockholders and the receipt of certain governmental and regulatory approvals; matters arising in connection with the parties’ efforts to comply with and satisfy applicable regulatory approvals and closing conditions relating to the proposed transaction; the risk that the proposed transaction does not close when anticipated or at all; the effects of disruption from the transactions contemplated by the Merger Agreement on Adesto’s business and the fact that the announcement and pendency of the transaction may make it more difficult to establish or maintain relationships with employees, suppliers and other business partners; the occurrence of any event, change or other circumstance that could give rise to the termination of the Merger Agreement; the outcome of any legal proceedings that may be instituted against Adesto related to the Merger Agreement or the proposed transaction; unexpected costs, charges or expenses resulting from the proposed transaction; the occurrence of a Material Adverse Effect (as defined in the Merger Agreement); and other risks that are described in the reports of Adesto filed with the Securities and Exchange Commission (the “SEC”), including but not limited to the risks described in Adesto’s Annual Report on Form 10-K for its fiscal year ended December 31, 2019, which was filed with the SEC on March 16, 2020, and Adesto’s Quarterly Reports on Form 10-Q, and that are otherwise described or updated from time to time in other filings with the SEC. All forward-looking statements attributable to Adesto, or persons acting on its behalf, are expressly qualified in their entirety by this cautionary statement. Further, Adesto disclaims any obligation to update the information in this communication or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.

Additional Information and Where to Find It

In connection with the proposed acquisition, Adesto will file relevant materials with the SEC, and has filed both a preliminary and definitive proxy statement, which definitive proxy statement and proxy card has been mailed Adesto stockholders. ADESTO’S STOCKHOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION. Stockholders of Adesto will be able to obtain a free copy of these documents, when they become available, at the website maintained by the SEC at www.sec.gov or free of charge at www.adestotech.com.

Additionally, Adesto will file other relevant materials in connection with the proposed acquisition of Adesto by Dialog pursuant to the terms of the Merger Agreement. Adesto and its directors, executive officers and other members of management and employees, under SEC rules, may be deemed to be participants in the solicitation of proxies of Adesto stockholders in connection with the proposed acquisition. Stockholders of Adesto may obtain more detailed information regarding the names, affiliations and interests of certain of Adesto’s executive officers and directors in the solicitation by reading Adesto’s most recent Annual Report on Form 10-K filed with the SEC on March 16, 2020, and the proxy statement for Adesto’s 2019 annual meeting of stockholders, which was filed with the SEC on April 30, 2019.  These documents are available free of charge at the SEC’s web site at www.sec.gov or by going to Adesto’s Investor Relations Website at www.adestotech.com. Information concerning the interests of Adesto’s participants in the solicitation, which may, in some cases, be different than those of Adesto’s stockholders generally, are set forth in the definitive proxy statement relating to the proposed transaction, including any amendments or supplements thereto.

Adesto and the Adesto logo are trademarks or registered trademarks of Adesto Technologies Corporation or its subsidiaries in the United States and other countries. Other company, product, and service names may be trademarks or service marks of others.

Adesto Technologies Media Contact:

Jen Bernier-Santarini

650-336-4222

jen.bernier@adestotech.com

Adesto Technologies Investor Relations:

Leanne K. Sievers

Shelton Group

949-224-3874

sheltonir@sheltongroup.com